CLEAR SKIES GROUP, INC.

PLACEMENT AGENT AGREEMENT

Dated: November 14, 2007

Westminster Securities Corporation
100 Wall Street
New York, NY 10005

Ladies and Gentlemen:

The undersigned, Clear Skies Group, Inc., a New York corporation, (together with its successors, the “Company”), proposes to issue and sell a minimum of $3,250,000 (“Minimum Offering”) and up to $6,500,000 (“Maximum Offering”) of its common stock, par value $0.001 per share (the “Common Stock”), in units consisting of 50,000 shares of common stock (“Units”) at a purchase price of $25,000 per Unit in a private placement of securities (the “Offering”). This Placement Agent Agreement (“Agreement”) is to confirm the arrangement with you, Westminster Securities Corp. (the “Placement Agent”), with respect to the sale of the Units by Placement Agent and certain other selected broker-dealers acceptable to us as exclusive placement agent for the Offering. As used herein, Company includes the publicly-traded parent successor to the business and assets of Company which will upon closing of the Offering will agree to be bound by the terms and agreements hereof as if a party hereto.

SECTION 1. Offering Summary.

(a) Securities. The Units, the shares of the Company’s Common Stock underlying the Units (“Shares”) and the Placement Agent Warrants (as hereinafter defined) are referred to collectively herein as the “Securities”. The Securities shall conform in all material respects to descriptions thereof contained in the Transaction Documents (as hereinafter defined).

(b) Documents. The terms and conditions of the sale and issuance of the Units and the rights held by the purchasers of the Units with respect to the Offering and the securities underlying the Units will be as set forth in (i) the private placement memorandum relating to the Offering (ii) the agreements between the Company and the purchasers of the Units (including, without limitation, the subscription agreement, the registration rights agreement, and the reconfirmation of subscription), and (iii) all exhibits, schedules and supplements to the foregoing, and all documents included or incorporated by reference therein (including, without limitation, any of the Company’s filings or Company approved draft filings with the SEC delivered to offerees of the Units so included or incorporated) (all such documents hereinafter collectively referred to as the “Transaction Documents”).

(c) Timing. The date on which the Offering is authorized by the Company to commence is November 14, 2007 and is herein called the “Commencement Date.” Each closing on the sale of Units is herein called the “Closing”, and each such date a “Closing Date”.

(d) Exemption. The Offering will not be registered with the Securities and Exchange Commission (“SEC”) nor with any state securities authority, but rather will be offered as a private placement solely to accredited investors pursuant to an exemption from registration under Regulation D (“Regulation D”) promulgated under Section 4(2) and Rule 506 of the Securities Act of 1933, as amended (“Securities Act”), and available state securities law exemptions. The Units are to be offered and sold in the Offering only to “accredited investors”, as that term is defined in Rule 501(a) promulgated under Regulation D.

SECTION 2. Representations and Warranties of the Company. The Company hereby represents, warrants and covenants with the Placement Agent as follows:

(a) Subsidiaries. As used herein, including with respect to the representations and warranties contained herein, unless the context otherwise requires, the term “Company” shall include the Company together with all of its direct and indirect wholly owned subsidiaries, if any (the “Subsidiaries”), and all representations and warranties of the Company herein shall also be deemed made on behalf of and with respect to each such Subsidiary of the Company, except where the context indicates that such representation and warranty applies only to the Company, including, without limitation, any representations and warranties relating to the capital stock of the Company. The Company currently has no Subsidiaries. The Company intends to reorganize upon the initial closing of the Offering and to have Subsidiaries pursuant to the “reverse merger” transaction as described in the Transaction Documents.

(b) Disclosure. The Transaction Documents, which have been prepared by the Company and subject to the reasonable approval of the Placement Agent, will be carefully prepared to disclose such information concerning the Company that management of the Company determines would be material to an investment opportunity in the Company.. To the knowledge of the Company, the Transaction Documents as of their respective dates, as may be amended and supplemented from time to time, are true and correct in all material respects and as of each Closing Date and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(c) Representations. The Transaction Documents will include representations and warranties of the Company in such form and covering such matters as is usual and customary for a transaction of this nature.

(d) Compliance. The Company will comply in all material respects with the Transaction Documents.

(e) Financials. Except as disclosed in the Transaction Documents, the audited financial statements of the Company for its most recent two fiscal years and the unaudited financial statements for the interim period since the end of the most recent fiscal year, each as included in the Transaction Documents (collectively, the “Financial Statements”), fairly present in all material respects the information purported to be shown therein of the Company, at the respective dates to which they apply; and such Financial Statements have been prepared in conformity with GAAP consistently applied throughout the periods involved and are in accordance in all material respects with the books and records of the Company.

(f) Litigation. Except as disclosed in the Transaction Documents, there are no actions, suits or proceedings at law or in equity pending, or to the Company’s knowledge, threatened, against the Company before or by any federal or state commission, regulatory body, administrative agency or other governmental body wherein, either in any case or in the aggregate, an unfavorable ruling, decision or finding would have a material adverse effect on the financial condition, results of operations, assets or business of the Company or its Subsidiaries (a “Material Adverse Effect”).

(g) No Conflicts. The execution and delivery by the Company of this Agreement, the consummation and performance of the transactions herein contemplated, and compliance with the terms of this Agreement by the Company will not conflict with, result in a material breach of, or constitute a material default under, the Certificate of Incorporation or the bylaws of the Company, in each case as amended, or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is now a party or by which it or any of its assets or properties is bound, or any law, order, rule, regulation, writ, injunction, judgment or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its business or properties, to the extent that such conflict, breach or default could have a Material Adverse Effect.

(h) Survival. All of the representations, agreements and warranties in this Section 2 shall survive delivery of and payment for all or any part of the Units for two (2) years from and after closing on the sale of Units.

SECTION 3. Issuance, Sale and Delivery of the Units.

(a) Sale. The Placement Agent hereby agrees to offer the Units directly to subscribers identified by the Placement Agent on a “best efforts, mini-max basis” for the Minimum Offering and up to the Maximum Offering, as may be increased as provided in the Transaction Documents.

(b) Payment. The Units will be offered for cash and for exchange of certain existing debt securities of the Company as provided for in the Transaction Documents. The cash proceeds of the Offering will be deposited in escrow in a non-interest bearing account with Signature Bank (“Escrow Agent”) in accordance with the terms of the Transaction Documents and as set forth in the escrow agreement to be executed among the Company, the Placement Agent, and the Escrow Agent.

(c) Closing. A Closing will not be held unless as least the Minimum Offering has been raised and the subscribers for at least the Minimum Offering have reconfirmed their subscription pursuant to the procedures set forth in the Transaction Documents. During the period of escrow, subscribers will not be entitled to a return of their subscriptions, except as required by law. The Offering will continue until the first to occur of (i) the completion of the Maximum Offering (as may be increased as provided in the Transaction Documents), (ii) December 15, 2007 (unless extended by the Company to no later than January 31, 2008) or (iii) the termination of the Offering by the Company. On each scheduled Closing Date as the Company and the Placement Agent may agree, the Company shall deliver to the Placement Agent such opinions, documents and certificates as are provided for herein and shall cause the certificates representing the Securities comprising the Units to be issued as promptly as possible and in any event within ten (10) days of each Closing Date. No funds shall be disbursed from escrow in connection with the Closing without the written consent of both the Company and the Placement Agent.

(d) Return of Funds. Unless a Closing is held, the Offering will terminate and all funds theretofore received from the sale of the Units will be promptly returned to the subscribers without deduction therefrom or interest thereon. Notwithstanding anything contained herein to the contrary, the Company, in its sole discretion, shall have the right to accept or reject any subscription upon which the escrow agent shall be instructed to return any rejected amount to any potential investor together with the appropriate cancellation of any signed subscription agreements prior to consummation of such potential investors’ purchase of such Units (or applicable portion thereof), without interest or deduction. The Company may withdraw its offer to sell the Units at any time prior to acceptance of a subscription or terminate the offering. No purchase will be effective unless and until accepted by the Company and included in a Closing.

(c) The parties hereto represent that at each Closing, the representations and warranties herein contained, and the statements contained in all certificates theretofore or simultaneously delivered by any party to another pursuant to this Agreement, shall be true and correct, except as otherwise disclosed in any certificate delivered at such Closing.

SECTION 4. Covenants of the Company. The Company covenants and agrees with the Placement Agent that:

(a) True and Complete. On the Commencement Date, and on each Closing Date, the Transaction Documents (as amended or as supplemented, if the same shall have been amended or supplemented) will not (i) contain an untrue statement of a material fact and will not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) contain any material, non-public information required to be disclosed to the general public in order to comply with Regulation FD promulgated under the Securities Exchange Act of 1934, as amended, unless all recipients of the Transaction Documents execute a confidentiality agreement in form and substance acceptable to the Company and the Placement Agent, prior to receipt of the Transaction Documents.

(b) Amendments. The Company will prepare promptly upon the reasonable request of the Placement Agent, such amendments or supplements to the Transaction Documents, in such form as in the opinion of counsel to the Placement Agent may be reasonably necessary or advisable in connection with the Offering. In addition, if at any time prior to the final Closing of the Offering, (i) an event relating to or affecting the Company shall have occurred which, in the judgment of the Company or in the opinion of counsel for the Placement Agent, would cause the Transaction Documents as then in effect to include an untrue statement of a material fact or to omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) it is otherwise necessary to amend or supplement the Transaction Documents, the Company shall promptly notify the Placement Agent of the occurrence and shall promptly prepare and deliver to the Placement Agent, without charge, sufficient copies of an amended or supplemented Transaction Documents, and shall use its reasonable best efforts to cause the appropriate state securities authorities to take any required action with regard to any amendment as may be necessary to permit the lawful use of the Transaction Documents, as so amended and supplemented, in connection with the Offering.

(c) Blue Sky. The Company’s counsel shall prepare and file any necessary filings, in the reasonable opinion of Company’s counsel or Placement Agent’s counsel, under the state securities, or so-called “blue sky” laws and regulations (the “Blue Sky Laws”) and the Company shall pay the filing fees and all other expenses in connection with any such qualification in such jurisdictions as the Placement Agent shall designate, and to continue such qualification in effect so long as required for the purposes of the Offering; provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process in any jurisdiction in any action other than one arising out of the offering or sale of the Units. The Company will provide copies to the Placement Agent of all documents, exhibits and information filed in connection with the qualification of the Units for sale under the Blue Sky Laws.

(d) Rights. The forms of the Transaction Documents shall contain the information, representations, rights, warranties and covenants as shall be reasonably acceptable to Placement Agent and its counsel. The Company shall not release any Transaction Documents unless they are reasonably acceptable to the Placement Agent and its counsel.

(e) Securities. At each Closing, (i) the Securities will conform, in all material respects, to all statements with regard thereto contained in the Transaction Documents, (ii) the Securities shall have been duly and validly authorized , (iii) each portion of the Securities, when issued, exercised and/or paid for (as applicable), or otherwise earned, each in accordance with its terms, will be validly issued, fully paid and nonassessable and (iv) all shares of Common Stock that comprise the Securities shall have been duly and validly reserved for issuance. The Company shall ensure that all exercises and conversions properly requested in accordance with the terms of the Securities shall be effected promptly by the Company following payment of any applicable exercise or conversion price.

SECTION 5. Other Agreements of the Company and the Placement Agent.

(a) Engagement Letter. The Company and the Placement Agent hereby acknowledge that they are parties to an engagement letter dated June 27, 2007 (the “Engagement Letter”), which contains various agreements and representations among them. The Engagement Letter shall continue to remain in full force and effect and shall survive any termination of this Agreement; provided that this Agreement may supplement the Engagement Letter only with respect to the terms and conditions of the Offering described herein. The Company will pay all cash and security-based compensation and expenses due to the Placement Agent in the manner, amounts and at times set forth in the Engagement Letter, as summarized below and supplemented herein.

(b) Cash Compensation. As per the Engagement Letter, the Placement Agent’s cash commission shall be equal to eight percent (8%) of the gross cash proceeds received by the Company from the sale of Units. Notwithstanding the foregoing, the Company hereby agrees that with respect solely to any Units sold by selected dealers of the Placement Agent (pursuant to Section 5(f) below), such cash commission shall be increased to nine percent (9%) of the gross cash proceeds received by the Company from the sale of Units by any such selected dealer. The Placement Agent’s cash compensation shall be due and payable by the Company in full at each Closing with respect to gross proceeds for Units deliverable on such date.

(c) Warrant Compensation. The Placement Agent shall receive additional compensation in the form of warrants (“Placement Agent Warrants”) issuable to Westminster Securities Corp. or its designees to purchase shares of Common Stock, in an amount equal to four percent (4%) of the total number of shares of Common Stock underlying Units sold in the Offering, exercisable at the price per share of the Shares. The Placement Agent Warrants and the shares of Common Stock issuable upon exercise of the Placement Agent Warrants shall have piggy-back registration, anti-dilution and other rights as disclosed in the Transaction Documents, and shall be exercisable any time from the initial Closing Date until the third anniversary thereof. Warrant compensation shall be paid in full within thirty (30) days of the final Closing Date with respect to the total Units sold in the Offering.

(d) Fees and Expenses. As per the Engagement Letter, the Company will reimburse the Placement Agent for its (i) reasonable legal fees, (ii) approved travel and entertainment, (iii) printing, telecommunications and mailing costs and (iv) due diligence review expenses relating to the Offering, provided the total of all such reimbursable fees shall not exceed $25,000 in the aggregate. In addition, the Company will be responsible for its own fees, expenses and taxes (excluding any taxes on the income or revenue of the purchasers of the Units) incident to the Offering, including as relates to the preparation, printing and distribution of the Transaction Documents, the establishment of the escrow account with the Escrow Agent, the issuance of the Units and the fees and expenses of counsel and accountants for the Company.

(e) Finders. The Company and the Placement Agent mutually represent that they know of no third party who rendered any service in connection with the introduction of the Company to the Placement Agent and who is making a claim against anyone for a “finder’s fee” or similar type of fee in connection with the Offering. Each party hereby indemnifies the other against any claims by any person known to it and not known to the other parties hereto, who shall claim to have rendered services in connection with the introduction of the Company to the Placement Agent or to have such a claim and who shall make a claim for a fee in connection therewith.

(f) Selected Dealers. The Placement Agent shall have the right to associate itself with such other members of FINRA and/or foreign investment firms duly licensed, if required, in their respective locales offering the Units only offshore to the United States as additional agents as the Placement Agent may elect, in its sole discretion, with the consent of the Company, which consent shall not be unreasonably withheld. Such additional agents may become selected dealers subject to this Agreement by signing a Selected Dealer Agreement in form satisfactory to the Placement Agent in which such Selected Dealers also agree to offer the Units in accordance with Regulation D and the terms and conditions set forth in the Transaction Documents. The Placement Agent shall have the right to share any compensation due to the Placement Agent hereunder, with such additional agents and in such amounts as the Placement Agent deems fit, in its sole judgment. In addition, such additional agents shall be afforded the same indemnification by the Company as offered to the Placement Agent hereunder.

(g) Publicity. Neither party shall issue any press releases, utilize general advertising, or make any public disclosures concerning the Offering during the term of the Offering, unless subject to a “safe harbor” of Regulation D and subject to agreement between the parties. Subsequent to the final Closing, the Company will consult with the Placement Agent prior to issuing any press release or filing any current report or other filing with the SEC with respect to the Offering. The Placement Agent will be afforded the opportunity to review, comment on, and approve any such public disclosure document relating to the Offering prior to release, provided Placement Agent’s approval shall not be unreasonably withheld. Subsequent to the public announcement of the completed Offering, each of the Company and the Placement Agent may make factual references to the Offering on an ongoing basis.

SECTION 6. Indemnification.

(a) Indemnification. The Company hereby agrees to indemnify and hold harmless the Placement Agent, its directors, officers, agents, employees, members, affiliates, counsel and each other person or entity who controls the Placement Agent within the meaning of Section 15 of the Securities Act (collectively, the “Agent Indemnified Parties”) from and against any and all losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which they or any of them may become subject under the Securities Act or any other statute or at common law, and to reimburse such Agent Indemnified Parties for any reasonable legal or other expense (including the cost of any investigation and preparation) incurred by them in connection with any litigation, whether or not resulting in any liability, but only insofar as such losses, claims, liabilities and litigation arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact required to be stated in the Transaction Documents, or omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading (including, but not limited to, any documents deemed to be incorporated into the Transaction Documents by reference), (ii) any material breach by the Company of any representation, warranty or covenant contained herein, (iii) any matter otherwise relating to, arising out of or in connection with the Offering or (iv) Placement Agent’s service as Placement Agent hereunder; provided, however, that the indemnity provisions contained in this subsection (a) shall not apply to (x) amounts paid in settlement of any such litigation if such settlement is effected without the consent of the Company (which shall not be unreasonably withheld, delayed or denied), or (y) the Placement Agent or any other Agent Indemnified Parties in respect of any such losses, claims, damages, liabilities or actions (A) arising out of, or based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon information furnished in writing to the Company by the Placement Agent or such Agent Indemnified Parties specifically for use in connection with the preparation of the Transaction Documents or any amendment thereof or supplement thereto or (B) arising from the willful misconduct or gross negligence of the Placement Agent or any other Agent Indemnified Party.

(b) Reimbursement. The Company will reimburse all Agent Indemnified Parties for all reasonable expenses (including, but not limited to, reasonable fees and disbursements of counsel for the Agent Indemnified Parties) incurred by any such Agent Indemnified Parties in connection with investigating, preparing and defending any such action or claim, whether or not in connection with pending or threatened litigation in connection with the transaction to which an Agent Indemnified Party is a party, as such expenses are incurred or paid. The Placement Agent agrees, promptly upon receipt, to notify the Company in writing of the receipt of written notice of the commencement or threatened action against it or against any other Agent Indemnified Parties, in respect of which indemnity may be sought from the Company on account of the indemnity provisions contained in this subsection (a), but the failure to timely give such notice shall not act to eliminate the Company's obligations hereunder except to the extent the Company can demonstrate actual prejudice therefrom. In case any such action shall be brought against the Placement Agent or any other Agent Indemnified Parties, the Company shall be entitled to participate in (and, to the extent that it shall wish, to direct) the defense thereof at its own expense, but such defense shall be conducted by counsel reasonably satisfactory to the Placement Agent or such other Agent Indemnified Parties.

(c) Survival. The indemnity provision set forth herein, and the representations and warranties of the Company set forth in this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent or by or on behalf of any of the Agent Indemnified Parties, subject to the limitations contained herein, and shall survive the delivery of the Units, and any successor of the Placement Agent or any other Agent Indemnified Parties shall be entitled to the benefit of the respective indemnity provisions for a period of two years following the Closing.

(d) Contribution. In order to provide for just and equitable contribution in any case in which (i) any person entitled to indemnification under this Section 6 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such person in circumstances for which indemnification is provided under this Section 6, then and in each such case, the Company and the Placement Agent shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after any contribution from others) in such proportion so that the Placement Agent is responsible for an aggregate amount equal to the Placement Agent’s actual cash commission received from the Company on account of the sale of such Units (which amount shall be nine percent (9%) of gross proceeds with respect to Units sold be selected dealers pursuant to Section 5(f) and eight percent (8%) of gross proceeds with respect to all other Units sold), and the Company is responsible for the remaining portion; provided however, that in any such case, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) Notice. Promptly after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the “Contributing Party”), notify the Contributing Party in writing of the commencement thereof, but the omission to so notify the Contributing Party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party and such party so notifies a Contributing Party or his or its representative of the commencement thereof within the aforesaid period, the Contributing Party will be entitled to participate therein, with the notifying party and any other Contributing Party similarly notified. Any such Contributing Party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such Contributing Party. The contribution provisions contained in this Section 6 are in addition to any other rights or remedies which the Company and the Placement Agents may have hereunder or otherwise.

SECTION 7. Conditions of the Placement Agent’s Obligations. The Placement Agent’s obligation to act as the agent of the Company hereunder, and the Placement Agent's obligation to use its best efforts to find purchasers for the Units, shall be subject to the following conditions:

(a) The Placement Agent shall have satisfactorily completed its due diligence examination.

(b) The Company’s representations and warranties herein contained shall be accurate, in all material respects, as of each Closing Date.

(c) The Company shall, in all material respects, have performed upon, fulfilled, or complied with all of its covenants, conditions and agreements herein contained and in the Transaction Documents, as of each Closing Date.

(d) The Placement Agent shall not have disclosed in writing to the Company that the Transaction Documents or any amendment or supplement thereto contains an untrue statement of a fact which in the opinion of counsel to the Placement Agent, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(e) Between the Commencement Date and each Closing Date, the Company (i) shall have conducted its business in the usual and ordinary manner as the same was being conducted on the Commencement Date, (ii) shall not have sustained any loss on account of fire, explosion, flood, accident, calamity or other cause, of such character as shall have a Material Adverse Effect, (iii) shall not have had any litigation or proceeding instituted, or to the knowledge of the Company threatened, against the Company or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would have a Material Adverse Effect, and (iv) shall not have suffered from or experienced any other event which has had or would have a Material Adverse Effect.

(f) The authorization of the Securities, the Transaction Documents, and all corporate proceedings and other legal matters incident thereto and to this Agreement shall be reasonably satisfactory in all material respects to Placement Agent and/or its counsel.

(g) The Company shall have furnished to the Placement Agent the opinion of its counsel dated as of each Closing Date substantially in the form attached hereto as Exhibit A.

(h) The Company shall have furnished to the Placement Agent a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company dated as of each Closing Date in the form attached hereto as Exhibit B.

All the opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to Placement Agent or its counsel, whose approval shall not be unreasonably withheld or delayed.

SECTION 8. Termination.

(a) This Agreement may be terminated by the Placement Agent by notice to the Company in the event that the Company shall have failed or been unable to comply with any of the terms, conditions or provisions of this Agreement on the part of the Company to be performed, complied with or fulfilled within the respective times herein provided for, unless compliance therewith or performance or satisfaction thereof shall have been expressly waived by the Placement Agent in writing.

(b) This Agreement shall automatically be terminated upon any termination of the Offering.

(c) This Agreement may be terminated by the Placement Agent by notice to the Company at any time if, in the sole judgment of the Placement Agent, the Offering or the sale or the payment for or the delivery of the Units is rendered impracticable or inadvisable because (i) additional material governmental restrictions not in force and effect on the date hereof shall have been imposed upon trading in securities generally, or minimum or maximum prices shall have been generally established, or trading in securities generally on the principal exchange on which the Company’s securities are or were traded shall have been suspended or a general banking moratorium shall have been established by federal or New York State authorities, (ii) a war, major hostilities, terrorist or similar activity, act of God or other calamity shall have occurred which materially adversely affects the ability of the Placement Agent to perform its obligations hereunder, (iii) of a Material Adverse Effect or (iv) the Placement Agent, in its sole discretion, shall be dissatisfied with the results of its due diligence investigation.

(d) Any termination of this Agreement pursuant to this section shall be without liability of any character (including, but not limited to, loss of anticipated profits or consequential damages) on the part of any party hereto, except that the Company shall remain obligated to pay the costs and expenses provided to be paid by it specified in Section 5 through the date of termination, and the Company shall be obligated to pay all losses, claims, damages or liabilities, joint or several, payable by the Company under Section 6.

SECTION 9. Placement Agent’s Representations and Warranties. The Placement Agent represents and warrants to and agrees with the Company that:

(a) The Placement Agent is registered as a broker-dealer with the Securities and Exchange Commission and is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”).

(b) The Placement Agent will not effect offers or sales of the Units in any jurisdiction unless it or its representative is duly licensed to effect offers and sales in such jurisdiction and the offer and sale of the Units are registered or exempt from registration in such jurisdiction.

(c) The Placement Agent has duly authorized this Agreement and this Agreement is the valid, binding and enforceable obligation of the Placement Agent.

(d) In making any offer of the Units, the Placement Agent will not make any material representation to potential investors not contained in the Transaction Documents which has not been authorized in writing by the Company.

(e) The Placement Agent shall not utilize any general advertising or solicitation to offer the Units and shall otherwise comply in all respects with the requirements of Regulation D and applicable state and federal securities laws, rules and regulations applicable to Placement Agent and the activities of Placement Agent contemplated hereunder.

SECTION 10. Miscellaneous.

(a) Effective Date. This Agreement shall become effective as of the date hereof.

(b) No Third Party Beneficiaries. This Agreement is made solely for the benefit of the Placement Agent, the Company and any controlling person referred to in Section 15 of the Securities Act, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement (other than any selected dealers pursuant to Section 5(f) herein). The term “successor” or the term “successors and assigns” as used in this Agreement shall not include any purchaser, as such, of any of the Units.

(c) Notices. Except as otherwise expressly provided in this Agreement, (a) whenever notice is required by the provisions of this Agreement to be given to the Company, such notice shall be given in writing, addressed to the Company at the address set forth in the Transaction Documents, with a copy to Haynes and Boone, LLP, 153 E. 53rd Street, New York, NY 10022 Attn: Harvey Kesner, Esq. and (b) whenever notice is required by the provisions of this Agreement to be given to the Placement Agent, such notice shall be in writing addressed to the Placement Agent at the address set forth above, with a copy to Feldman Weinstein Smith LLP, 420 Lexington Avenue, Suite 2620, New York, NY 10170, Attn: Joseph Smith, Esq.

(d) Headings. The headings in this Agreement are for reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

(e) Severability. The provisions of this Agreement shall be deemed severable, so that if any part, section or provision hereof shall be declared unlawful or unenforceable, the remaining parts, sections or provisions hereof shall not be affected thereby and shall remain in full force and effect.

(f) Jointly Drafted. This Agreement shall be deemed to have been drafted jointly by the parties hereto.

(g) Governing Law. The validity, interpretation and construction of this Agreement, and of each part hereof, will be governed by the local laws of the State of New York, without giving effect to its conflict of law principles or rules. In the event of a dispute, the parties hereto agree to be bound by the arbitration procedures of the American Arbitration Association, and that such arbitration shall take place in the New York City metropolitan area. In actions not involving collection by the Placement Agent of compensation and/or reimbursement expenses, the prevailing party shall be reimbursed by the nonprevailing party for all reasonable attorney’s fees and costs (including all arbitration costs) incurred by the prevailing party in resolving such dispute. In any action in which Placement Agent seeks compensation and/or reimbursement of expenses, the Company shall reimburse Placement Agent for all costs associated with such action (including but not limited to reasonable attorney fees) as and when the Placement Agent provides the Company with invoices for such costs and expenses.

(h) Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together will constitute one and the same instrument. This Agreement may be executed by facsimile signatures or scanned electronic mail (e-mail) attachment.

(i) Limitation on Services. The Placement Agent shall not be obligated to provide advice or perform services to the Company that are not specifically addressed in this Agreement and/or the Engagement Letter. The obligations of the Placement Agent described in this Agreement and the Engagement Letter consist solely of best efforts services to the Company. In no event shall the Placement Agent be required or permitted without express authorization by this Agreement or the Engagement Letter to make decisions for the Company or to provide legal or accounting services. All final decisions with respect to acts of the Company or its affiliates, whether or not made pursuant to or in reliance upon information or advice furnished by the Placement Agent hereunder, shall be those of the Company or such affiliates, and the Placement Agent shall under no circumstances be liable for any expense incurred or loss suffered by the Company as a consequence of such decisions.

(j) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and authorized assigns. Any attempt by either party to assign any rights, duties, or obligations which may arise under this Agreement without the prior written consent of the other party shall be void.

(k) Entire Agreement. This Agreement and the Engagement Letter contain the entirety of the agreements between the parties with respect to the subject matters hereof and thereof, and neither party is relying on any agreement, representation, warranty, or other understanding not expressly stated in this Agreement and/or the Engagement Letter.

(l) Survival. The parties acknowledge that certain provisions of this Agreement must survive any termination or expiration thereof in order to be fair and equitable to the party to whom any promise or duty to perform is owed under such provision prior to such termination or expiration of the Agreement. Therefore, the parties agree that the provisions of Sections 1, 2, 3, 4, 5, 6, 7, 8(d), 9 and 10 shall survive the termination or expiration of this Agreement for the period required to meet and satisfy any obligations and promises arising therein and thereunder

[REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO PLACEMENT AGENT AGREEMENT]

Please confirm that the foregoing correctly sets forth the Agreement between the Placement Agent and the Company.

CLEAR SKIES GROUP, INC.

By:	/s/ Ezra Green
Ezra Green, Chairman & CEO

We hereby confirm as of the date hereof that the above letter sets forth the agreement between the Company and us.

WESTMINSTER SECURITIES CORPORATION

By:	/s/ John P. O’Shea
John P. O’Shea, Chairman & CEO